Exhibit 99.02

    T-NETIX Reports $6.5 Million Net Income for Third Quarter and
        $6.2 Million for Nine Months Ended September 30, 2003

    DALLAS--(BUSINESS WIRE)--Nov. 11, 2003--T-NETIX, Inc. (Nasdaq:TNTX) reports its financial results for the third quarter and nine months ended September 30, 2003. For the third quarter ended September 30, 2003, net income applicable to common stockholders was $6.5 million, or $0.43 per share, compared to net income applicable to common stockholders of $0.6 million, or $0.04 per share, for the third quarter of 2002. For the nine months ended September 30, 2003, net income applicable to common stockholders was $6.2 million, or $0.40 per share, compared to net income applicable to common stockholders of $2.9 million, or $0.19 per share, for the nine months ended September 30, 2002.
    Revenues for the third quarter of 2003 were $27.9 million compared to $31.7 million for the third quarter of 2002. Revenues for the nine months ended September 30, 2003 were $89.0 million compared to $87.8 million for the nine months ended September 30, 2002. Telecommunication services revenues for the third quarter of 2003 declined to $12.5 million from $14.2 million for the third quarter of 2002, and year to date revenues for 2003 declined to $38.8 million from $44.7 million for year to date 2002. The decline in telecommunication services revenues resulted from the compression of revenues related to blocking call attempts that would otherwise be unbillable and from a declining telecommunication services customer contract base including the conversion of some contracts to direct call provisioning contracts. Gross margins as a percentage of revenues were 59% for the 2003 third quarter and 61% year to date compared to 56% for the 2002 third quarter and 62% for the nine months of last year. Direct call provisioning revenues for the third quarter of 2003 compared to 2002 increased to $12.8 million from $12.7 million and year to date increased to $43.2 million from $35.0 million due to gains from successes in the marketplace partially offset by compression of revenues related to blocking call attempts that would otherwise be unbillable. Gross margin as a percentage of revenues for the 2003 third quarter and year to date were 4% and 8%, compared to 5% for the 2002 third quarter and 2002 year to date. 2003 results were negatively impacted by non-recurring commission settlements of $0.8 million. Bad debt expense for the third quarter of 2003 improved to 19% compared to 28% for the third quarter of last year and for the nine months periods improved to 23% from 27% due to the success of the company's improved validation processes that better monitor and detect uncollectible call attempts. Equipment sales and other for the third quarter and year to date of $2.6 million and $6.9 million, respectively, declined from $4.7 million and $8.1 million for the same periods last year while gross margins from these revenues were 51% for the third quarter of 2003 and 58% year to date compared to 80% and 69% for comparable periods last year. Results in 2002 included the positive impact of finalizing certain financial aspects of a telecommunication services contract with a partner for $2.5 million.
    SG&A for the third quarter and year to date 2003 of $6.5 million and $17.4 million compared to $6.6 million and $17.3 million for the same periods last year. R&D expenditures for the third quarter and year to date 2003 of $1.0 million and $2.6 million are higher this year due to commitments to accelerate certain product development efforts and to improve operating processes, compared to $.8 million and $2.3 million for the same periods last year. The company reported a $0.6 million impairment of telecommunication assets in the third quarter to reflect a favorable downward trend in validation costs that reduced the carrying value of certain assets. Depreciation and amortization expenses were $2.9 million and $8.9 million for the third quarter and year to date 2003 compared to $3.3 million and $8.7 million for the comparable periods last year. For the nine months of 2003, the company has spent $5.6 million to purchase property and equipment compared to $5.0 million for the nine month period last year.
    The company received in the third quarter of 2003 a $12.0 million cash settlement of patent litigation. The settlement is reported net of $.5 million of legal fees incurred in the third quarter of 2003 and net of $2.1 million of legal fees incurred for the nine month period. For 2002, patent litigation legal fees of $.2 million and $1.5 million have been reclassified for comparative purposes. Interest and other expenses, net for the third quarter and year to date 2003 were $.8 million and $2.7 million, respectively, compared to $.9 million and $1.8 million for the same periods last year. Income tax expense for the third quarter and nine months of 2003 were $2.8 million and $2.9 million, respectively, compared to none for the same periods last year. The company has applied its deferred tax assets related to its net operating loss carryforward, net of related valuation allowance, against its taxable income in 2003.
    "We are pleased with the progress in the operating results of the company especially in the most critical area of reducing our bad debts experience to 19% for the third quarter of this year. A continual reduction of our bad debts is expected in the fourth quarter and beyond. Additionally, we are marketing our advanced validation services to our telecommunication services partners to further reduce their bad debt experience providing us with an added revenue stream. The $12 million patent litigation settlement confirms our position as the technology leader and innovator in the specialized call processing industry. We fully intend to capitalize on this leadership position and further police the usage of our technology," said Rick Cree, CEO.
    As of September 30, 2003, the company's net assets improved $7.7 million from December 31, 2002. For the nine months ended September 30, 2003, the company generated cash from operating activities of continuing operations of $23.0 million. Cash was used primarily to purchase $5.6 million of property and equipment and to repay $2.8 million of debt. Primarily as a result of the patent litigation settlement, the company had $20.8 million of cash and cash equivalents as of September 30, 2003.
    "The company's financial position and liquidity are strong. The $12 million cash proceeds from the patent litigation settlement will be used to de-leverage the balance sheet in the fourth quarter of this year. The company's cash flow from operations is sufficient to fund its current operations and capital expenditures requirements," said Hank Schopfer, CFO.
    To further discuss its third quarter results, the company will host an investor conference call on Tuesday, November 11 at 3:30 p.m. CST. To join the call, please dial 800-915-4836 five to ten minutes prior to the start time, or attend our webcast at www.t-netix.com. If you are unable to attend, both an audio and web replay will be made available following the call. The web replay will be available at www.t-netix.com and the audio replay at 800-428-6051, passcode 311336.

    About T-NETIX, Inc.

    T-NETIX is a leading provider of specialized telecommunications products and services, including security enhanced call processing, call validation and billing for the corrections communications marketplace. The Company provides its products and services to more than 1,400 private, local, county and state correctional facilities throughout the United States and Canada. We deliver these services through direct contracts with correctional facilities, and through contracts with some of the world's leading telecommunications service providers, including Verizon, AT&T, SBC Communications, Qwest and Sprint. For additional news and information, visit the company's web site at www.t-netix.com.

    Forward-Looking Statements

    Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the company's specific market area. Those and other risks are more fully described in the company's filings with the Securities and Exchange Commission.




                    T-NETIX, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
      (Amounts in Thousands, Except Per Share and Share Amounts)


                                                September
                                                    30,     December
                                                   2003         31,
                                                (Unaudited)    2002
                                                ----------- ----------
                     ASSETS
Cash and cash equivalents                          $20,837     $6,554
Accounts receivable, net                            17,134     20,038
Prepaid expenses                                     1,729      1,608
Inventories                                          1,187      1,424
                                                ----------- ----------
   Total current assets                             40,887     29,624
Property and equipment, net                         22,731     25,342
Goodwill, net                                        2,245      2,245
Deferred tax asset, net                              1,395      2,297
Assets held for sale                                   285        937
Intangible and other assets, net                     5,609      6,212
                                                ----------- ----------
   Total assets                                    $73,152    $66,657
                                                =========== ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable                                   $10,855    $11,070
Accrued liabilities                                  7,466      5,742
 Current portion of long-term debt                   3,565      3,694
                                                ----------- ----------
   Total current liabilities                        21,886     20,506
 Long-term debt                                     16,507     19,091
                                                ----------- ----------
   Total liabilities                                38,393     39,597
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 stated value, 10,000,000
 shares authorized; no shares issued or
 outstanding at September 30, 2003 and December
 31, 2002, respectively                                 --         --
 Common stock, $.01 stated value, 70,000,000
  shares authorized; 15,052,210 shares issued
  and outstanding at September 30, 2003 and
  December 31, 2002                                    150        150
Additional paid-in capital                          43,986     42,334
Accumulated other comprehensive income (loss)         (105)        --
Accumulated deficit                                 (9,272)   (15,424)
                                                ----------- ----------
   Total stockholders' equity                       34,759     27,060
                                                ----------- ----------
Total liabilities and stockholders' equity         $73,152    $66,657
                                                =========== ==========


                    T-NETIX, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                    2003     2002     2003     2002
                                  --------- -------- -------- --------
Revenue:
Telecommunication services         $12,542  $14,222  $38,847  $44,719
Direct call provisioning            12,781   12,736   43,235   34,954
 Equipment sales and other           2,579    4,710    6,913    8,127
                                  --------- -------- -------- --------
    Total revenue                   27,902   31,668   88,995   87,800
Operating costs and expenses:
Operating costs (exclusive of
 depreciation and amortization
 shown separately below)
  Telecommunications services        5,078    6,270   15,056   17,142
  Direct call provisioning,
   exclusive of bad debt expense     9,804    8,623   29,958   23,638
  Direct call provisioning -- bad
   debt expense                      2,409    3,503   10,017    9,570
  Cost of equipment sold and other   1,266      939    2,888    2,532
                                  --------- -------- -------- --------
    Total operating costs           18,557   19,335   57,919   52,882
                                  --------- -------- -------- --------
    Gross margin                     9,345   12,333   31,076   34,918
Selling, general and
 administrative                      6,522    6,649   17,449   17,288
 Research and development              995      799    2,648    2,320
 Impairment of assets held for
  sale                                 653       --      653       --
Depreciation and amortization        2,918    3,267    8,884    8,678
                                  --------- -------- -------- --------
    Total operating costs and
     expenses                       29,645   30,050   87,553   81,168
                                  --------- -------- -------- --------
    Operating income (loss)         (1,743)   1,618    1,442    6,632
Patent litigation settlement, net
 of expenses                        11,549     (205)   9,935   (1,501)
Interest and other expenses, net      (802)    (897)  (2,627)  (1,823)
Gain on sale of assets                 254       --      286       36
                                  --------- -------- -------- --------
Income from continuing operations
 before income taxes                 9,258      516    9,036    3,344
Income tax expense                  (2,726)      --   (2,884)    (180)
                                  --------- -------- -------- --------
Net income from continuing
 operations                          6,532      516    6,152    3,164
Net loss from discontinued
 operations                             --     (182)      --     (615)
Gain on sale of discontinued
 operations                             --      308       --      308
                                  --------- -------- -------- --------
Income (loss) from discontinued
 operations                             --      126       --     (307)
                                  --------- -------- -------- --------
Net income applicable to common
 shareholders                       $6,532     $642   $6,152   $2,857
                                  ========= ======== ======== ========

Income per common share from
 continuing operations
  Basic                              $0.43    $0.03    $0.41    $0.21
                                  ========= ======== ======== ========
  Diluted                            $0.43    $0.03    $0.40    $0.21
                                  ========= ======== ======== ========
 Income (loss) per common share
  from discontinued operations
  Basic                                $--    $0.01      $--   $(0.02)
                                  ========= ======== ======== ========
  Diluted                              $--    $0.01      $--   $(0.02)
                                  ========= ======== ======== ========
Income per common share applicable
 to common shareholders
  Basic                              $0.43    $0.04    $0.41    $0.19
                                  ========= ======== ======== ========
  Diluted                            $0.43    $0.04    $0.40    $0.19
                                  ========= ======== ======== ========
Shares used in computing net
 income (loss) per common share
  Basic                             15,052   15,049   15,052   15,038
                                  ========= ======== ======== ========
  Diluted                           15,347   15,359   15,293   15,434
                                  ========= ======== ======== ========


                    T-NETIX, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
      (Amounts in Thousands, Except Per Share and Share Amounts)
                              (Unaudited)

                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------
                                                       2003     2002
                                                     -------- --------
Cash flows from operating activities:
Net income from continuing operations                 $6,152   $3,164
Adjustments to reconcile net income to net cash
  provided by operating activities from continuing
  operations:
  Depreciation and amortization                        8,884    8,678
  Impairment of assets held for sale                     653       --
  Bad debt expense                                    10,047    9,663
  Deferred taxes                                       2,554       --
  Gain on the sale of assets                            (286)    (344)
  Equity income from unconsolidated subsidiary           (22)      --
  Accretion of discount on subordinated promissory
   note                                                   62       --
  Changes in operating assets and liabilities:
   Accounts receivable                                (7,143) (14,671)
   Prepaid expenses                                     (121)  (1,102)
   Inventories                                           237     (190)
   Intangibles and other assets                          530     (668)
   Loss on write-down of investments                      --      158
   Accounts payable                                     (215)  (1,631)
   Accrued liabilities                                 1,620    3,515
                                                     -------- --------
    Cash provided by operating activities of
     continuing operations                            22,952    6,572
                                                     -------- --------
Cash used in investing activities:
Purchase of property and equipment                    (5,613)  (5,029)
Proceeds from sale of assets                             532      638
Investment in unconsolidated subsidiary                 (812)      --
Other investing activities                                --     (325)
                                                     -------- --------
    Cash used in investing activities of continuing
     operations                                       (5,893)  (4,716)
                                                     -------- --------
Cash flows from financing activities:
Net payments on line of credit                            --   (1,849)
Payments on senior secured term note                  (2,625)      --
Payments on other debt                                  (151)    (237)
Common stock issued for cash under Employee Stock
 Option Plan                                              --       15
                                                     -------- --------
    Cash used in financing activities of continuing
     operations                                       (2,776)  (2,071)
                                                     -------- --------
Cash used by discontinued operations                      --     (307)
                                                     -------- --------
Net increase (decrease) in cash and cash equivalents  14,283     (522)
Cash and cash equivalents at beginning of period       6,554      995
                                                     -------- --------
Cash and cash equivalents at end of period           $20,837     $473
                                                     ======== ========

Supplemental Disclosures:
 Cash paid during the period for:
  Interest                                            $1,640   $1,861
                                                     ======== ========
  Income taxes                                          $204     $144
                                                     ======== ========
Note received in exchange of assets                      $--      $91
                                                     ======== ========
Assets received in exchange for note                     $--     $300
                                                     ======== ========
Common stock received in exchange for assets             $--     $278
                                                     ======== ========
Deferred taxes used for stock options charged to
 additional paid-in capital                           $1,652      $--


    CONTACT: T-NETIX, Inc., Dallas
             Richard E. Cree, CEO
             972-241-1535
             rick.cree@t-netix.com
             or
             Henry G. Schopfer III, Chief Financial Officer
             972-241-1535
             hank.schopfer@t-netix.com
             or
             Terri Weiss, Investor Relations
             972-236-1182
             terri.weiss@t-netix.com